Exhibit 24.1

CPI INTERNATIONAL HOLDING CORP.

REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-173372)

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints O. Joe Caldarelli and Joel A. Littman and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Leighton W. Smith, Jr.	Director	June 11, 2011
Admiral Leighton W. Smith, Jr.
US Navy (Ret.)

/s/ Michael J. Meehan	Director	June 14, 2011
Michael J. Meehan